UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2011 (November 18, 2011)

AmREIT MONTHLY INCOME & GROWTH FUND IV, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53203	20-5685431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

          On November 18, 2011, AmREIT Monthly Income & Growth Fund IV, L.P., a Delaware limited partnership (“MIG IV”), through its majority-owned subsidiary, AmREIT Woodlake Pointe I, LP, a Texas limited partnership, (“the Borrower”), entered into a $6.715 million secured construction loan (the “Construction Loan”) with Prosperity Bank (the “Lender”). The purpose of the Construction Loan is to finance the construction of an approximately 45,000 square foot build-to-suit fitness center for L.A. Fitness, situated on approximately 3.7931 acres of the Woodlake Pointe Property (the “LA Fitness Property”). Out of the $6.715 million Construction Loan, $2.035 million is allocated for the cost of the work to be performed by the Borrower and $4.680 million is allocated for the cost of the work to be performed by the tenant. The Construction Loan will mature in May 2018. Interest on the Construction Loan is payable monthly at a rate per year equal to the Wall Street Journal Prime Rate, which is the rate of interest quoted in the Money Rates Table of the Wall Street Journal as the “U.S. Prime Rate” until May 1, 2013. After May 1, 2013, the loan will begin to amortize and payments of interest and principal, based on a 20-year amortization, will be due monthly until maturity in May 2018, when all unpaid principal and accrued interest will be due in one final balloon payment. If there is an event of default, at the Lender’s option, the entire unpaid balance of the Construction Loan, including accrued, unpaid interest will become due. The Borrower may voluntarily prepay the Construction Loan, in full or in part, without premium or penalty at any time.

          The Construction Loan is secured by a first-priority lien on the LA Fitness Property including, among other things, the buildings and other improvements on the property, and an assignment of the LA Fitness lease and rents. MIG IV and AmREIT Monthly Income & Growth Fund III, Ltd., have guaranteed the $6.715 million Construction Loan, accrued and unpaid interest and certain carve out losses incurred by the Lender. The loan agreement and guaranty agreement contain customary representations and warranties, affirmative covenants and events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants contained in the documents evidencing the loan, and bankruptcy or other insolvency events.

          The description of the Construction Loan contained herein does not purport to be complete and is qualified in its entirety by reference to the Construction Loan Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

          The information set forth in Item 1.01 regarding the Construction Loan is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Construction Loan Agreement by and between AmREIT Woodlake Pointe I, LP, as Borrower and Prosperity Bank, as Lender, dated November 18, 2011

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2011	AmREIT Monthly Income & Growth Fund IV, L.P.

By: AmREIT Monthly Income & Growth IV Corporation, its General Partner

	By:	/s/ Chad C. Braun
Chad C. Braun
Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Construction Loan Agreement by and between AmREIT Woodlake Pointe I, LP, as Borrower and Prosperity Bank, as Lender, dated November 18, 2011